Exhibit 10.2

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2021 by and between NEUROBO PHARMACEUTICALS, INC., a Delaware corporation, whose address is 200 Berkeley Street, Office 19th Floor, Boston, Massachusetts 02116 (the “Company”) and AKASH BAKSHI whose address is as reflected in the personnel records of the Company (“Employee”). Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Employment Agreement between Employee and the Company dated December 31, 2020 (the “Employment Agreement”).

Recitals

WHEREAS, Employee has been employed as a Chief Operating Officer and Senior Vice President of the Company since December 31, 2020; and

WHEREAS, the Company and Employee (collectively, the “Parties” and each, without distinction, a “Party”) have mutually agreed to terminate Employee’s existing employment relationship with the Company on the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
EMPLOYMENT TERMINATION, PAYMENTS AND RESIGNATION

1.1TERMINATION OF EMPLOYMENT. Employee’s employment with the Company shall terminate as of December 31, 2021 or such earlier date as determined by the Company (the “Resignation Date”). From the date of this Agreement through the Resignation Date, Employee will perform such transition and other duties as assigned by the Company. Effective as of the Resignation Date, Employee hereby resigns from every office of the Company held by Employee. The Company shall pay Employee’s compensation for hours worked through the Resignation Date, subject to withholding and payable in accordance with the Company’s payroll practices. In addition, the Company will reimburse Employee for Employee’s outstanding documented business expenses remaining on the Company’s books, which were properly reviewed and approved according to the Company’s policies in effect on the Resignation Date. Employee will receive the above payments regardless of whether Employee signs this Agreement and regardless of whether this Agreement becomes effective in accordance with Section 2.2. All of Employee’s benefits through the Company will end on the Resignation Date.
1.2RESIGNATION CONSIDERATION. As consideration for Employee’s agreements and releases set forth herein, and provided that Employee executes and delivers this Agreement (without revoking same), executes and delivers the Signature to Update Release Provision appearing after the signature page (without revoking the same) on or within seven (7) days after the Resignation Date, and Employee remains in compliance with Employee’s obligations under this Agreement, then:
(a)The Company will pay Employee the aggregate sum of $125,000.00, which shall be paid in accordance with the Company’s normal payroll practices in substantially equal amounts over six (6) months commencing within 30 days after the Resignation Date, subject to payroll deductions and all required withholdings; and
(b)Beginning on the first day of the month following the Resignation Date and continuing through the earlier of (i) the six (6) month anniversary of the first day of the month following the Resignation Date; (ii) the date that Employee becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (iii) the cessation of Employee’s health continuation rights under COBRA, the Company shall pay to the group health plan provider or the COBRA provider a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Employee, subject to all required withholding, and provided that Employee completes and returns all documents necessary to obtain continued group medical benefits under COBRA. Employee agrees to notify the Company within thirty (30) days Employee becomes eligible for group medical plan benefits under any other employer’s group medical plan.
1.3CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict of the provisions between this Agreement and the Employment Agreement, the provisions set forth in this Agreement shall control. Notwithstanding the foregoing, Employee agrees to strictly comply with Employee’s remaining obligations under the Employment Agreement which survive the Resignation Date, including, but not limited to, Section 6, Section 7 and Sections 9 through 21 of the Employment Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement to which Employee is a party (including but not limited to the Employment Agreement), and also specifically including that certain Agreement and Plan of Merger, dated December 31, 2020 (the “Merger Agreement”), by and among the Company, Shelby Merger Sub 1, Inc., Shelby Merger Sub 2, LLC, ANA Therapeutics, Inc., and Employee, solely in his capacity as representative of the securityholders of ANA Therapeutics, Inc., Employee is permitted to work on contraceptive products and such work is not and shall not be deemed a breach of this Agreement, the Employment Agreement, the Merger Agreement, or any other agreement to which Employee is a party.
1.4ACKNOWLEDGEMENT. Except as provided in this Article 1, the Parties acknowledge and agree that Employee is not, and shall not after the Resignation Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company. Employee hereby confirms to the Company that Exhibit attached to the Employment Agreement contains a complete list of all inventions or improvements, if any, to which Employee claims ownership and desires to remove from the operation of the Employment Agreement. Employee further agrees that Section 6, Section 7 and Sections 9 through 21 of the Employment Agreement remains in full force and effect, and Employee hereby reaffirms Employee’s obligations arising under Section 6, Section 7 and Sections 9 through 21 of the Employment Agreement. Employee agrees to return to the Company all of the Company’s documents and materials, apparatus, equipment and other physical property in Employee’s possession within two (2) days of the Resignation Date and in the manner directed by the Company’s Chief Executive Officer (the “CEO”).
1.5COOPERATION AND ASSISTANCE. Following the Resignation Date, Employee agrees to furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Employee had knowledge during Employee’s employment with the Company. In addition, following the Resignation Date, Employee shall make himself reasonably available to assist the Company in matters relating to the transition of Employee’s prior duties to other employees of the Company, as may be reasonably requested by the Company at an hourly rate $250 per hour. In addition to the foregoing, following the Resignation Date, the Company shall reimburse Employee for the reasonable documented out-of-pocket expenses incurred by Employee in providing such cooperation and assistance; provided that any such expense exceeding Five Hundred Dollars ($500) shall require the advance written consent of the CEO. Any services rendered by Employee following the Resignation Date pursuant to this Section 1.5 shall be governed by the applicable terms and conditions of Sections 6 and 7 of the Employment Agreement. Following the Resignation Date, Employee shall promptly deliver to Company’s CEO all correspondence and any inquires that Employee receives (including the contents of any telephone calls or emails received by Employee) from any third party concerning any issue of significance to the Company.
1.6STATEMENT REGARDING RESIGNATION; SEC MATTERS. Employee acknowledges that Company may be required to file a copy of this Agreement as an exhibit to a Form 8-K or Form 10-Q filed with the United States Securities and Exchange Commission (the “Exchange Act Reports”). Employee agrees that the Exchange Act Reports may contain a statement summarizing the terms and conditions of this Agreement and the fact that Employee’s employment with the Company was terminated as of the Resignation Date (the “Exchange Act Statement”). Employee will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the SEC as they relate to required information with respect to Employee. Employee shall have the right to review and provide comments to the Exchange Act Statement prior to its filing, which the Company will incorporate to the extent such comments are reasonable and in compliance with applicable securities regulations. Further, following the Resignation Date, Employee will remain in compliance with the terms of the Company’s insider trading policy with respect to purchases and sales of the Company’s securities until the later of three (3) years after the Resignation Date and/or the date when Employee ceases to have any material inside information.

ARTICLE 2
RELEASES AND NON-DISPARAGEMENT

2.1EMPLOYEE RELEASE OF CLAIMS. In consideration for the separation consideration set forth in this Agreement, Employee, on behalf of Employee, Employee’s heirs, executors, legal representatives, spouse and assigns (the “Employee Releasing Parties”), hereby fully and forever releases the Company and the Company’s past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor corporations, assigns, attorneys and insurers (the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred through the date that Employee signs this Agreement, including, without limitation, any and all claims:
(a)which arise out of, result from, or occurred in connection with Employee’s employment by the Company or any of its affiliated entities, the termination of that employment relationship, any events occurring in the course of that employment, the Employment Agreement, or any events occurring prior to the execution of this Agreement;
(b)for discrimination, harassment and/or retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; slander, libel or invasion of privacy; violation of public policy; fraud, misrepresentation or conspiracy; and false imprisonment;
(c)(i) wrongful discharge of employment, any and all claims for wrongful discharge of employment, and/or (ii) violation of any federal, state or municipal statute relating to employment or employment discrimination, including, without limitation, (A) Title VII of the Civil Rights Act of 1964, as amended, (B) the Civil Rights Act of 1866, as amended, (C) the Civil Rights Act of 1991, as amended, (D) the Employee Retirement and Income Security Act of 1974, as amended, (E) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including, without limitation, by the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (F) the OWBPA, (G) the Americans with Disabilities Act of 1990, as amended, (H) any applicable state Persons with Disabilities Civil Rights Act, as amended, (I) any applicable state Whistleblowers Protection Act, as amended, (J) Genetic Information Nondiscrimination Act (GINA), and (K) the Immigration Reform and Control Act (IRCA);
(d)under Massachusetts common law or state statute including, but not limited to, those alleging wrongful discharge, express of implied breach of contract, negligence, invasion of privacy, intentional infliction of emotional distress, fraud, defamation, or any claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended, all as amended together with all of their respective implementing regulations, and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;
(e)under California common law or state statute including, but not limited to, those alleging wrongful discharge, express of implied breach of contract, negligence, invasion of privacy, intentional infliction of emotional distress, fraud, defamation, or violations of the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, the California Civil Code, the IWC Wage Orders, the California Gov’t Code, the California Business and Professions Code, the California Family Rights Act, and the California Private Attorney General Act, all as amended together with all of their respective implementing regulations, and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released;
(f)for back pay or other unpaid compensation;
(g)relating to equity of the Company; and/or

(h)for attorneys’ fees and costs.

To the fullest extent permitted by law, Employee will not take any action that is contrary to the promises Employee has made in this Agreement. Employee represents that Employee has not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties. Employee states that Employee knows of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation. While nothing in this Agreement prevents state or federal agencies from enforcing laws within their jurisdictions, Employee agrees Employee shall not receive any individual monetary damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Employee or any governmental agency, other person or group; provided that nothing in the Agreement prevents Employee from participating in the whistleblower program maintained by the SEC and receiving a whistleblower award thereunder. Employee hereby agrees that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything in this Agreement to the contrary, nothing herein releases any claim for indemnification, contribution, defense or coverage, from or through the Company or its insurers, under the Company’s (or its affiliates’) charter, By-laws, applicable law, or applicable insurance policies, with respect to prior actions or inactions relating in any way to Employee’s duties as an employee or officer of the Company. The Company further represents, warrants, and agrees that, to the extent the Company requests any assistance by Employee following the Resignation Date, the Company will defend, indemnify, and hold Employee harmless for any actions or inactions arising out of or relating to such assistance to the same extent as when Employee was an active employee and/or officer of the Company.

2.2ACKNOWLEDGEMENT OF SECTION 1542. Employee acknowledges that Employee’s execution of this Agreement shall be effective as a full and final accord and satisfaction of, and bar to, each and every claim specified in Section 2.1 of this Agreement. Accordingly, Employee hereby expressly waives and releases any and all rights and benefits conferred upon Employee by the provisions of Section 1542 of the California Civil Code to the fullest extent that Employee may waive all such rights and benefits pertaining to the matters released in this Agreement and expressly consents that this Agreement shall be given full force and effect with respect to each and all of its express terms and provisions, including those related to unknown and/or unsuspected claims, if any, as well as those relating to any other claims specified in Section 2.1 of this Agreement. Employee acknowledges familiarity with Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee further represents that Employee understands and acknowledges the significance and consequence of such release as well as the specific waiver of Section 1542.

2.3EFFECTIVE DATE. Employee acknowledges that Employee is waiving and releasing any rights Employee may have against any of the Company’s Released Parties, and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. This Agreement shall be effective when executed by the Company and Employee.
2.4NO ADMISSION OF LIABILITY. Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of the parties herein released. This Agreement’s execution and implementation may not be used as evidence and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement, the Invention Assignment Agreement or the Employment Agreement.
2.5NON-DISPARAGEMENT. To the fullest extent permitted by law, Employee covenants and agrees that Employee shall not make or cause to be made any statements, observations, opinions or communicate any information (whether in written or oral form) that defames, slanders or is reasonably likely in any way to materially harm the reputation of the Company or any of its subsidiaries, affiliates, directors, or officers or tortiously interfere with any of the other Company’s business relationships. The Company likewise agrees that the Company shall not make or cause to be made any statements, observations, opinions, or communications that in any way materially disparages Employee or Employee’s performance as an employee and/or officer of the Company. Any violation of the covenant contained in this Section 2.5 will result in irreparable damage and the aggrieved party shall be entitled to injunctive and other equitable relief. This provision shall expire five (5) years after the Resignation Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. Employee warrants and represents to the Company that Employee:
(a)has been advised to consult with legal counsel in entering into this Agreement;
(b)has entirely read this Agreement;
(c)has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims;
(d)has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement;
(e)is the only person (other than Employee’s heirs) who is or may be entitled to receive or share in any damages or compensation on account of or arising out of Employee’s relationship with, or providing services to, the Company or any of its affiliated entities, the termination of that relationship or services, any actions taken in the course of that relationship or services, and any events related to that relationship or services or occurring prior to the execution of this Agreement;
(f)understands and agrees that in the event any injury, loss, or damage has been sustained by Employee which is not now known or suspected, or in the event that the losses or damage now known or suspected have present consequences not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; and
(g)expressly acknowledges that Employee’s entry into this Agreement is in exchange for consideration in addition to anything of value to which Employee is already entitled.
3.2AUTHORITY. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that Employee has not assigned any claim released under this Agreement, and there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
3.3NO OTHER REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

ARTICLE 4
MISCELLANEOUS

4.1SEVERABILITY. Should any provision of this Agreement be declared or be determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

4.2ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and Employee’s compensation by the Company, including without limitation the Employment Agreement, provided, however, that this Agreement does not supersede or modify (i) any continuing obligations of Employee under the Employment Agreement that do not conflict with the terms and conditions of this Agreement, or any defense, indemnification, contribution, or coverage agreements between the Company and Employee, all of which shall continue in full force and effect except as modified here; or (ii) that certain Non-Competition and Non-Solicitation Agreement among the Company and Employee, dated December 31, 2020. This Agreement may only be amended by a writing signed by Employee and the Company.
4.3ASSIGNMENT. This Agreement may not be assigned by Employee without the prior written consent of the Company. The Company may assign this Agreement without Employee’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company. This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.
4.4GOVERNING LAW; CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its principles of conflicts of laws. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The prevailing Party in any such suit, action, or proceeding shall be entitled to recover its reasonable attorney’s fees and costs, except that in no event shall the Company be entitled to recover a total of more than $125,000 in attorney’s fees and costs against Employee.
4.5COUNTERPARTS/ELECTRONIC EXECUTION AND DELIVERY. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Signatures on the Following Page

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

THE COMPANY:		EMPLOYEE:

Neurobo Pharmaceuticals, Inc.

By:
Name:	Richard Kang, Ph.D.	Akash Bakshi
Title:	CEO and President	Date:	8/11/2021

Signature Page to
Release Agreement

Signature to Update Release Provision:

(To be signed by Employee on or within seven (7) days after the Termination Date)

Capitalized terms used below have the meanings set forth in the foregoing Separation and Release Agreement (the “Agreement”). In consideration of the promises set forth in the Agreement, Employee, on behalf of himself and the Employee Releasing Parties, fully and forever releases, acquits, and discharges the Company’s Released Parties from any liability relating to any claims and rights that may have arisen between Employee signature date on the preceding signature page and Employee’s signature date referenced below, consistent with Employee’s initial release of claims set forth under Section 2.1 of the Agreement.

By:	Date:	, 2021
AKASH BAKSHI

SIGNATURE PAGE TO

UPDATED RELEASE EFFECTIVE ON RESIGNATION DATE